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                    [Letterhead of Kimco Realty Corporation]

[LOGO]
Kimco
Realty
Corporation
-----------

FOR IMMEDIATE RELEASE
July 29, 2002


                 KIMCO REPORTS SECOND QUARTER OPERATING RESULTS

                 FFO Increases to $0.75 Per Diluted Common Share

NEW HYDE PARK, NY July 29, 2002-- Kimco Realty Corporation (NYSE: KIM), the nation's largest owner and operator of neighborhood and community shopping centers, today announced that second quarter net income increased 2.9 percent to $61.1 million from $59.4 million for the same period last year. Second quarter net income per diluted common share (EPS) was $0.54 versus $0.55 per diluted common share a year ago. Funds from operations (FFO), a supplemental measure of REIT performance, rose 10.5 percent to $79.2 million, from $71.7 million for the same period last year. On a diluted per common share basis, FFO increased 2.7 percent to $0.75 from $0.73 a year ago. FFO excludes gains on sales of operating properties of $0.5 million or less than $0.01 per diluted common share for the second quarter 2002 and $3.0 million or $0.03 per diluted common share for the second quarter 2001.

For the six months ended June 30, 2002, net income increased 5.7 percent to $121.9 million from $115.4 million for the same period last year. Net income per diluted common share was $1.07 versus $1.06 a year ago. Funds from operations rose 11.2 percent to $158.1 million for the six-month period from $142.2 million in the year earlier period. On a diluted per common share basis, funds from operations increased 2.7 percent to $1.50 from $1.46 reported a year ago. FFO for the six months ended June 30, 2002 excludes gains on sales of operating properties of $0.5 million or less than $0.01 per diluted common share and $3.0 million or $0.03 per diluted common share for the same period last year.

During the quarter the Company signed 110 new leases at an average annual rent of $10.81 per square foot. Kimco continues to have success marketing its former Kmart store locations and currently has 10 sites leased or under agreement to lease. In addition, the Company has received offers to purchase four sites and has disposed of one ground leased location. In total, Kmart has rejected 27 leases, which had been anticipated in Kimco's previously issued earnings guidance. The Company expects to resolve all of the rejected Kmart stores before June 30, 2003.

Kimco has continued to expand its shopping center investment portfolio through joint ventures and selectively in the parent REIT portfolio. Since March 31, 2002, the Company has acquired interests in 33 shopping centers for an aggregate cost of approximately $385.4 million as follows:
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-    Kimco increased its Canadian portfolio by acquiring interests in 9 properties totaling 2.2 million square feet of gross leasable area for an aggregate cost of $195.1 million (C$304.8 million) through its joint venture with RioCan REIT. Five shopping centers located in Ontario were purchased for approximately $61.4 million (C$98.1 million), two shopping centers in British Columbia were acquired for $69.8 million (C$108.1 million) and two shopping centers in Alberta were purchased for $63.9 million (C$98.6 million). Kimco's joint venture with RioCan has grown to 18 properties in four provinces totaling 4.3 million square feet of gross leasable area. Kimco owns a 50% interest in the 98.4 percent leased portfolio. Additionally, the venture has 17 projects totaling 4.5 million square feet under contract to purchase totaling $280 million (C$400 million). Walmart is the largest tenant in these pending transactions.

- Kimco Retail Opportunity Fund (KROP), a joint venture in which Kimco owns a 20 percent interest, completed its previously announced acquisition of shopping centers from The Rouse Company. In July, KROP acquired an additional shopping center property for this portfolio in Arlington, Texas for $9.3 million.

- The Company acquired seven former Service Merchandise locations in a joint venture and has signed leases for the vacancies at six sites and leases for the seventh are in negotiation. Kimco owns 42.5 percent of the properties, which were acquired for an aggregate cost of $20.9 million. In addition, the venture has two additional former Service Merchandise properties under contract, which are expected to close during the third quarter.

- In July, the Company acquired a shopping center targeted for Kimco Income REIT (KIR), a joint venture with institutional investors in which Kimco owns a 43.3 percent interest. The project, acquired for $26.5 million, is located in New Jersey and is anchored by a Safeway, Target and T.J. Maxx. As of June 30, 2002, KIR consisted of 66 shopping centers totaling 12.7 million square feet in 20 states. The portfolio is 96.9% leased.

- In the parent REIT portfolio, Kimco acquired a vacant former Home Quarters site for $4.3 million and has signed leases with Bed Bath & Beyond, Borders Books and Marshalls for redevelopment of the shopping center. Kimco owns 100% of the investment.

- In separate transactions, Kimco's preferred equity business acquired interests in two shopping centers for an aggregate investment of $6.4 million.

Kimco's complimentary business lines also made substantial new investments and commitments:

- Kimco's Retail Property Solutions business continued to find opportunities to provide capital to retailers secured by their leased and fee-owned real estate. The Company is participating in a joint venture that acquired designation rights to 54 former Kmart locations for approximately $43 million. In a separate joint venture, the Company agreed to purchase eight properties from Ames Department Stores for approximately $59.0 million. Seven of the sites are leased to Ames and one of the sites is subleased to Wegmans.

- Kimco Developers, Inc. (KDI), the Company's merchant building business, acquired two projects for development during the quarter for an aggregate cost of $4.1 million. KDI's development pipeline consists of 19 projects with potential gross leasable area in excess of 5.5 million square feet. The Company invested $39.1 million in these projects during the quarter.

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Additionally, Kimco's pipeline for potential new investments remains robust. The
Company's joint venture proposal to acquire Konover Property Trust was accepted by Konover's Board of Directors. Kimco's investment will be approximately $35 million and is subject to regulatory and shareholder approval. Konover Property Trust owns and operates 36 shopping centers, most of them anchored by grocery stores, throughout the U.S. Southeast.

Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 35 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 557 properties comprising approximately 75.0 million square feet of leasable space located throughout 41 states and Canada. For further information refer to the Company's web site at www.kimcorealty.com.

Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, increases in interest rates, increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2001. Copies of each filing may be obtained from the Company or the SEC.

Contact:
Kimco Realty Corporation
Scott Onufrey
(516) 869-7190
sonufrey@kimcorealty.com


                              (continued next page)


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                            Kimco Realty Corporation
                   Condensed Consolidated Statements of Income
                      (In thousands, except per share data)

                                                       Three Months Ended        Six Months Ended
                                                            June 30,                 June 30,
                                                       2002         2001         2002         2001
                                                    ---------    ---------    ---------    ---------
Real Estate Operations:
  Revenues from rental property                     $ 115,478    $ 117,735    $ 231,319    $ 239,205
                                                    ---------    ---------    ---------    ---------

  Rental property expenses:
   Rent                                                 3,545        3,518        7,051        6,973
   Real estate taxes                                   16,844       14,040       32,890       28,376
   Operating and maintenance                           11,785       10,713       24,116       26,087
                                                    ---------    ---------    ---------    ---------
                                                       32,174       28,271       64,057       61,436
                                                    ---------    ---------    ---------    ---------
                                                       83,304       89,464      167,262      177,769
 Income from investment in retail store leases            208          855          517        1,827
                                                    ---------    ---------    ---------    ---------
    Net operating income                               83,512       90,319      167,779      179,596

Equity in income of KIR                                 4,211        3,010        7,808        5,923
Equity in income of other real estate JV's, net         7,107        1,766       14,133        3,223
Minority interests in income of partnerships, net        (268)        (696)        (476)      (1,138)
Gain on sale of development properties                     --          824        4,280        6,216
Management and other fee income                         4,156        2,072        7,502        4,236
Depreciation and amortization                         (19,138)     (18,910)     (37,965)     (37,102)
                                                    ---------    ---------    ---------    ---------
    Income from real estate operations                 79,580       78,385      163,061      160,954
                                                    ---------    ---------    ---------    ---------

Other Investments:
  Interest, dividends and other investment income      13,189        7,767       21,382       12,892
  Other income, net                                        13            9        3,884          798
                                                    ---------    ---------    ---------    ---------
                                                       13,202        7,776       25,266       13,690
                                                    ---------    ---------    ---------    ---------

  Interest                                            (22,461)     (22,551)     (44,250)     (45,269)
  General and administrative                           (7,660)      (6,636)     (15,192)     (14,427)
  Gain on sale of operating properties                     --        3,040           --        3,040
                                                    ---------    ---------    ---------    ---------
   Income from continuing operations                   62,661       60,014      128,885      117,988
       before income taxes

  Provision for income taxes                           (2,150)        (680)      (7,500)      (2,617)
                                                    ---------    ---------    ---------    ---------

    Income from continuing operations                  60,511       59,334      121,385      115,371

                              (continued next page)

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
Discontinued Operations:
    Income/(Loss) from discontinued operations          (2)          18              18           35
    Gain on sale of operating property                 546           --             546           --
                                                 ---------    ---------       ---------    ---------
    Income from discontinued operations                544           18             564           35
                                                 ---------    ---------       ---------    ---------

    Net income                                      61,055       59,352         121,949      115,406

    Preferred dividends                             (4,609)      (6,570)         (9,219)     (13,140)
                                                 ---------    ---------       ---------    ---------

    Net income available to common               $  56,446    $  52,782       $ 112,730    $ 102,266
       shareholders                              =========    =========       =========    =========


Per common share:
    Income from continuing operations:
      - Basic                                    $    0.54    $    0.55       $    1.07    $    1.07
                                                 =========    =========       =========    =========
      - Diluted                                  $    0.53    $    0.55(1)    $    1.06    $    1.06(1)
                                                 =========    =========       =========    =========
    Net income:
      - Basic                                    $    0.54    $    0.55       $    1.08    $    1.07
                                                 =========    =========       =========    =========
      - Diluted                                  $    0.54    $    0.55(1)    $    1.07    $    1.06(1)
                                                 =========    =========       =========    =========

Note: Reclassifications: Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.


                            Kimco Realty Corporation
                              Funds From Operations
                      (In thousands, except per share data)

                                          Three Months Ended            Six Months Ended
                                               June 30,                      June 30,
                                           2002         2001            2002         2001
                                        ---------    ---------       ---------    ---------
Funds From Operations
 Net income                             $  61,055    $  59,352       $ 121,949    $ 115,406
 Depreciation and amortization             19,138       18,930          37,984       37,139
 Depreciation and amortization - KIR        3,200        2,450           6,300        4,750
 Depreciation and amortization -
    other real estate joint ventures          950          550           1,650        1,050
 Gain on sale of operating properties        (546)      (3,040)           (546)      (3,040)
 Preferred stock dividends                 (4,609)      (6,570)         (9,219)     (13,140)
                                        ---------    ---------       ---------    ---------

 Funds from operations                  $  79,188    $  71,672       $ 158,118    $ 142,165
                                        =========    =========       =========    =========

 Per common share:
       - Basic                          $    0.76    $    0.75       $    1.52    $    1.49
                                        =========    =========       =========    =========
       - Diluted                        $    0.75    $    0.73(1)    $    1.50    $    1.46(1)
                                        =========    =========       =========    =========


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
Weighted Average Share Information          Three Months Ended     Six Months Ended
                                                June 30,               June 30,
                                             2002      2001         2002      2001
                                           -------   -------      -------   -------
Weighted average shares -
     - Basic                               104,413    95,687      104,356    95,325
     - Diluted                             105,506   100,494(1)   105,437   100,202(1)

(1) Reflects the potential impact if the Class D Preferred Stock was converted to common stock at the beginning of the period. Net income available to common shareholders and FFO would be increased by $1,960 and $3,921 for the three and six months ended June 30, 2001, respectively, which represents the dividends paid on the Class D Convertible Preferred Stock for that period.

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